UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 28, 2004

                        PRIMUS KNOWLEDGE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

         Washington                      000-26273              91-1350484
----------------------------            -----------           -------------
(State or other jurisdiction            (Commission           (IRS Employer
      of incorporation)                 File Number)        Identification No.)

             1601 Fifth Street, Suite 1900 Seattle, Washington 98101
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (206) 834-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement and 1.02 Termination of a Material Definitive Agreement.

In 1997, Primus Knowledge Solutions, K.K. (Primus KK) became an exclusive reseller of certain of our products and a provider of support services in Japan. Primus KK is owned 19% by us and 81% by Trans Cosmos, Inc. (TCI). TCI is also a significant shareholder of ours, owning approximately 8.1% of our outstanding common stock, or 1.9 million shares. Yasuki Matsumoto, a member of our board of directors, is an Executive Vice President of TCI. By its terms, the distribution agreement with Primus KK continues until March 31, 2006, subject to certain conditions and termination rights. In July 2002, January 2003, May 2003 and September 2003, we amended the distribution agreement with Primus KK, and Primus KK has assumed a more significant role in product localization and support for the Japanese market.

On September 28, 2004, we entered into a new Software License Agreement with Primus KK in exchange for our receipt of payments from Primus KK totaling $625,000, which we expect to receive in the current quarter. Included in this amount is a final payment of $500,000 for guaranteed minimum royalties. We have granted Primus KK a perpetual, royalty-free license to the Japanese version of our source code for eServer 4.0 and 5.2. The perpetual license gives Primus KK the ability to sell these eServer products and derivative works only in Japan and in the Japanese language. We also agreed not to sell the eServer line in Japan, unless such activity is part of a worldwide licensing arrangement. The Primus KK distribution agreement has been terminated and our ownership interest in Primus KK has been transferred to TCI. Primus KK has no further rights to any other current or future Primus products.

The Software License Agreement is attached as Exhibit 10.32 to this Report.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PRIMUS KNOWLEDGE SOLUTIONS, INC.
                                                           (Registrant)

Dated: September 28, 2004                       By: /s/ Ronald M. Stevens
                                                    ----------------------------
                                                Name: Ronald M. Stevens
                                                Title: Chief Financial Officer

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                                  EXHBIT INDEX

Exhibit No.  Description
-----------  -----------
   10.32 Software License Agreement dated as of September 28, 2004 between Primus Knowledge Solutions, Inc. and Primus Knowledge Solutions, K.K.